Exhibit 99.1

PRESS RELEASE

1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701	(432) 684-3727	Manager of Investor Relations
http://www.plll.com		cindyt@plll.com

PARALLEL PETROLEUM CORPORATION

ISSUES STATEMENT PERTAINING TO MARKET RUMOR

MIDLAND, Texas, (BUSINESS WIRE), February 27, 2006 – Parallel Petroleum Corporation (NASDAQ: PLLL) today released the following statement pertaining to a market rumor:

Larry C. Oldham, President and CEO, stated, “Although our general policy is not to comment on market rumors, we are aware of an analyst’s report referring to a ‘merger possibility’ between us and another company. Contrary to the suggestions contained in this report, we are not engaged in any merger discussions or negotiations with any company at the present time.”

The Company

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

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